CERTIFICATE OF DESIGNATION
                            OF RIGHTS AND PREFERENCES

                                   RELATING TO

                 SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK

     Boots & Coots International Well Control, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation effective the 27th day of December 2000, adopted the following resolution:

     RESOLVED, out of the Corporation's 5,000,000 authorized shares of preferred stock, par value $0.00001 per share ("Preferred Stock"), there shall be a series of Preferred Stock designated and known as "Series G Cumulative Convertible Preferred Stock" consisting of 80,000 shares ("Series G Shares") with an aggregate face value of $8,000,000 ($100.00 per share), and 17,240 additional shares of Series G Cumulative Senior Preferred Stock as may be paid as dividends on such Series G Shares in lieu of cash ("PIK Shares" and, together with the Series G Shares, "Series G Stock") which shall have the following relative rights, preferences, voting powers, qualifications and privileges:

1.   Voting.
     ------

     (a)  General  Voting  Rights.  Except  as  may  otherwise  provided  in
          -----------------------
subparagraph 1(b), the terms of the Series G Stock or by law, the Series G Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's By-laws, and the holders of the Series G Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, excluding the election of directors as to which such shares shall not be entitled to any vote, together with the holders of the common stock, $0.00001 par value per share, of the Corporation ("Common Stock"), voting together as a single class with each share of Common Stock. Each share of Series G Stock shall be entitled to one vote for each share of Common Stock into which the Series G Stock is convertible as of the record date for such vote, or if no record date is specified, as of the date of such vote.

     (b)  Restrictions  and  Limitations.  For so long as any shares of Series G
        ------------------------------
Stock remain outstanding, the Corporation shall not, without the approval of the holders of at least a majority of the then outstanding shares of Series G Stock;

          (i) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any shares of Junior Stock, including without limitation, shares of Common Stock;


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          (ii)  amend,  repeal  or change any provision of, or add any provision to,  this  Certificate  of  Designation;

          (iii) amend, repeal or change any provision of the Corporation's Restated and Amended Certificate of Incorporation or By-laws if such action would materially adversely impact the Series G Stock or the designation, powers, preferences and rights and the qualifications, limitations and/or restrictions thereof provided for herein;

          (iv) permit any significant subsidiary to issue capital stock to any person other than the Corporation or a wholly owned subsidiary (other than as a nominee for the Corporation or a wholly owned subsidiary of the Corporation to comply with applicable law);

          (v) authorize, designate, issue, and sell shares of preferred stock with powers, rights, and preferences prior or senior to or on a parity with any powers, rights, and preferences of the Series G Stock; or

          (vi) except for the issuance of Common Stock or warrants or options to purchase Common Stock to employees, officers and directors (collectively, "Stock Awards") pursuant to the Corporation's current incentive plans and such subsequently adopted plans as may be approved by the holders of the Series G Stock, issue, in any 12 month period, any Stock Awards (on a fully-diluted basis) exceeding in the aggregate five percent (5%) of the aggregate amount of fully-diluted Common Stock and warrants and options to purchase Common Stock outstanding on the date hereof, provided that at no
                                                             --------
     time shall the aggregate shares of Common Stock issued or issuable pursuant to Stock Awards granted to persons not employed by the Company on the date hereof who subsequently commence employment with the Company exceed 10% of the fully-diluted Common Stock and warrants and options to purchase Common Stock outstanding.

     (c)  Quorum;  Action  by  Written  Consent.  A  majority  of  the shares of
          ------------------------------------
Series G Stock, represented in person or by proxy, shall constitute a quorum at any meeting of the holders of the Series G Stock. Action may be taken at any meeting of the Series G Stock holders at which a quorum is present by the holders of a majority of the shares of Series G Stock represented at such meeting in person or by proxy. The holders of Series G Stock may take action, in lieu of a meeting, by a written consent signed by the holders of such number of shares of Series G Stock as is required to approve such action at any meeting of the holders of Series G Stock.

2.   Dividends.
     ---------

     (a)  Cumulative  Dividends.  The  holders  of  record of the Series G Stock
          ---------------------
shall be entitled to receive cumulative dividends at a rate of ten percent (10%) per annum, compounded semi-annually, on the face value ($100.00) denominated thereon (subject to adjustment for stock splits, stock dividends,


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reorganization, reclassification or similar events (the "Adjusted Face Value")).
At the discretion of the Corporation, any and all dividends are payable, from the date of issuance of any shares of Series G Stock through the second anniversary thereof, in additional shares of Series G Stock, each share being valued at $100 for such purposes ("PIK Shares") in lieu of cash. The Corporation shall, at all times as PIK Shares are authorized for payment hereby, have in reserve an amount of Series G Stock as shall be necessary to pay all dividends in full in the form of PIK Shares. When issued, holders of such PIK Shares shall be entitled to the same rights, preferences, voting powers, qualifications and privileges, including the right to receive cumulative dividends, as the shares of Series G Stock originally issued.

     (b)  Payment.  Dividends  on  shares  of  Series  G  Stock shall be payable
          -------
semi-annually in arrears, when and as declared by the Board, on December 1 and June 1 of each year or the next business day if such date falls on a Saturday, Sunday, or legal holiday (each such date being herein referred to as a "Dividend Payment Date") to holders of record as they appear on the records of the Corporation on any record date not exceeding sixty (60) days preceding such Dividend Payment Date; provided, however, that if the initial Dividend Payment Date following the issuance of shares of Series G Stock represents less than a full semi-annual period, the dividends for such period shall be due and payable on the next succeeding Dividend Payment Date. Dividends in arrears may be declared by the Board and paid at any time out of funds legally available therefor, without reference to any regular Dividend Payment Date, to holders of record on any record date, not exceeding sixty (60) days preceding the payment date thereof, as may be fixed by the Board.

     (c)  Default  in  Payment.  Dividends  on the Series G Stock, including PIK
          --------------------
Shares, if issued, shall commence to accrue and shall be cumulative from and after the date of initial issuance thereof, whether or not declared by the Board. To the extent that dividends remain unpaid ten (10) business days after the applicable Dividend Payment Date, additional dividends shall accrue thereon at a rate of ten percent (10%) per annum until paid and shall be a continuing obligation of the Corporation. Dividends paid on the shares of Series G Stock, including PIK Shares, in an amount less than the total amount of dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d)  Dividends  on  Common  or  Junior Stock. The Series G Stock shall rank
          -----------------------------------
senior to all Junior Stock (as defined below) of the Corporation with respect to the payment of dividends. No dividend or distribution (other than a dividend or distribution paid in Common Stock or in any other Junior Stock (as defined below)) shall be declared or paid or set aside for payment on the Common Stock or on any other Junior Stock, nor shall any Common Stock or any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of Common Stock or other Junior Stock) unless, in each case, full cumulative dividends on all outstanding shares of the Series G Stock shall have been declared and paid through and including the most recent Dividend Payment Date.


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
     "Junior Stock" shall include the Common Stock, the Series B Convertible Preferred Stock of the Corporation, and all other equity securities of the Corporation over which the Series G Stock has preference or priority in the payment of dividends, in the distribution of assets, upon redemption and upon dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

     "Parity Stock" shall include the 10% Junior Redeemable Convertible Preferred Stock of the Corporation, the Series C Cumulative Convertible Junior
Preferred Stock of the Corporation, the Series D Cumulative Junior Preferred Stock of the Corporation, the Series H Cumulative Convertible Preferred Stock of the Corporation ("Series H Stock") and any other stock or class of stock, the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon redemption or upon dissolution, liquidation or winding up, voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices or values, without preference or priority, one over the other, as between the holders of such stock or class of stock and the holders of shares of the Series G Stock.

     "Senior Stock" shall mean the Series A Cumulative Senior Preferred Stock of the Corporation, the Series E Cumulative Senior Preferred Stock of the Corporation, the Series F Convertible Senior Preferred Stock of the Corporation and any stock or class of stock the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon redemption or upon dissolution, liquidation or winding up of the Corporation, voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of Series G Stock.

     3.  Liquidation.  Upon  any  liquidation,  dissolution or winding up of the
         -----------
Corporation, whether voluntary or involuntary, or any Deemed Liquidation (as defined below), before any distribution or payment is made with respect to any Junior Stock, holders of each share of Series G Stock shall be entitled to be paid an amount equal to the Adjusted Face Value denominated thereon plus, in case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, and the holders of Series G Stock shall not be entitled to any further payment, such amount payable with respect to Series G Stock being sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series G Stock, and any and all Parity Stock, after distribution on any Senior Stock, shall be insufficient to permit payment to the holders of Series G Stock of the amount distributable to such parties, then the entire assets of the Corporation available to be so distributed, if any, shall be distributed among the holders of the Series G Stock and the holders of any and all Parity Stock pro rata so that the amount of assets distributed with respect to the Series G Stock and Parity Stock bear to each other the same ratio that Liquidation Payments due per share of Series G Stock and Parity Stock bear to each other. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series G Stock and any Parity Stock shall have been paid in full the entire Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Junior Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered


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
in person, mailed by certified or registered mail, return receipt requested, or sent by reputable overnight courier service, not less than 20 days prior to the payment dates stated therein, to the holders of record of Series G Stock entitled to such Liquidation Payments, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3 ("Deemed Liquidation").

4.     Call  Option.  Nothing contained in this Certificate of Designation shall
       ------------
conflict or be construed to conflict with the provisions of and transactions which may be executed pursuant to Section 3.3 of the Subordinated Note Restructuring Agreement, dated as of December 28, 2000 (the "Restructuring Agreement") between the Corporation and the Prudential Insurance Company of America (the "Call Option"), which provisions are hereby ratified. Upon election by the Corporation to pay the Call Option Price (as defined in the Restructuring Agreement), each holder of shares of Series G Stock shall surrender the certificate(s) representing such shares to the Corporation at the principal offices of the Corporation or such other place as the Corporation may designate in writing, on the date of payment of the Call Option Price. Upon payment by the Corporation of the Call Option Price, the Corporation shall accept and retire the certificate(s) representing such shares of Series G Stock.

5.     Redemption.  The  Corporation  shall  not  have  the  right to redeem the
       ----------
Series  G  Stock.

6.     Optional Conversion.  From and after September 3, 2001, each holder shall
       -------------------
have the right, but not the obligation, to convert any or all of his shares of Series G Stock and all accrued but unpaid dividends owing thereon through the date of conversion into shares of Common Stock. In such event, the number of shares of Common Stock to be issued on account of each share of Series G Stock shall be determined by dividing (i) the Adjusted Face Value plus the amount of any accrued but unpaid dividends thereon by (ii) an amount equal to $1.19 per share (the "Per Share Conversion Price") minus the amount, if any, by which any shares of Series H Stock shall have been converted to Common Stock at a conversion price of less than $1.25 per share (taking into account any adjustment to such conversion price as a result of stock splits, stock dividends, recapitalization or reorganization).

     (a)  Mechanics  of  Conversion.  To  effect  a  conversion  of  shares  of
          -------------------------
Series G Stock, the holder shall give written notice to the Corporation of its intention to convert such shares. The Corporation shall send the holder a confirmation notice setting forth the date upon which the conversion is to occur. Such notice shall also state the date, place and time at which the


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
holder of the shares of Series G Stock to be converted is to tender the shares of Series G Stock being converted in exchange for the shares of Common Stock to be delivered at such time by the Corporation. On the date set forth in such notice, provided that the Corporation tenders the shares of Common Stock to be issued upon the conversion of the Series G Stock, the shares of Series G Stock to be converted shall no longer be outstanding and shall thereafter represent only the right to receive the shares of Common Stock issuable upon the conversion thereof. The shares of Common Stock issuable upon conversion of the Series G Stock shall bear a restrictive legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS AND THE DELIVERY TO THE CORPORATION OF A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     (b)  Fractional  Shares,  Dividends.  No  fractional shares shall be issued
           ----------------------------
upon conversion of Series G Stock into Common Stock. If any fractional share of Series G Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder of the Series G Stock being converted an amount in cash equal to the Adjusted Face Value of such share fraction.

     (c)  Reorganization  or  Reclassification. If any capital reorganization or
          ------------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series G Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series G Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion.


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
(d)     Stock  to  be  Reserved.  The  Corporation will at all times reserve and
        ------------------------
keep available out of the authorized Common Stock, solely for the purpose of issue upon the conversion of the Series G Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Series G Stock and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.

     (e)  No  Reissuance  of  Series  G  Stock.  Shares  of Series G Stock which
          ----------------------------------
are converted into shares of Common Stock as provided herein shall not be reissued.

     (f) Issue Tax. The issuance of certificates for shares of Common Stock upon
         ---------
conversion of Series G Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series G Stock which is being converted.

     (g)  Closing  of  Books. The Corporation will at no time close its transfer
          ------------------
books against the transfer of any Series G Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series G Stock in any manner which interferes with the timely conversion of such Series G Stock, except as may otherwise be required to comply with applicable securities laws.

     IN WITNESS WHEREOF, said Corporation has caused this Amended Designation of Preferences to be signed by Larry H. Ramming, its Chief Executive Officer, and attested by Dewitt H. Edwards, its Secretary, this 27th day of December 2000, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.



                                   _________________________________________
                                   Larry H. Ramming, Chief Executive Officer


                                   _________________________________________
                                   Dewitt H. Edwards, Secretary



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